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                                                                EXHIBIT 10-C(iv)



                              THIRD AMENDMENT TO
                        PRIORITY HEALTHCARE CORPORATION
                     1997 STOCK OPTION AND INCENTIVE PLAN


     WHEREAS, the Board of Directors of Priority Healthcare Corporation (the "Company") adopted the Priority Healthcare Corporation 1997 Stock Option and Incentive Plan (the "Plan") on August 25, 1997; and

     WHEREAS, the Plan was approved by the then sole shareholder of the Company on August 25, 1997, and further approved by the shareholders of the Company for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, on May 21, 1998; and

     WHEREAS, the Plan was first amended by the Board of Directors of the Company in certain respects not requiring shareholder approval, effective as of September 15, 1998; and

     WHEREAS, the Plan was further amended by the Board of Directors and the shareholders of the Company effective May 10, 1999; and

     WHEREAS, the Company now desires to further amend the Plan.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. The definition of "Change in Control" in Section 2 of the Plan is hereby amended to read in its entirety as follows:

          "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

     2. Section 5 of the Plan is hereby amended to read in its entirety as follows:
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          5.   Shares Subject to Plan. Subject to adjustment by the operation of
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          Section 11 hereof, the maximum number of Shares with respect to which
          Awards may be made under the Plan is 6,400,000 Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 300,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

     3. Section 7(b) of the Plan is hereby amended to read in its entirety as follows:

          (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Committee in its sole discretion.

     4. Section 9 of the Plan shall be amended to add the following to become the last sentence of such Section 9:

          Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

     5. Section 11 of the Plan is hereby amended to read in its entirety as follows:

          11.  Adjustments Upon Changes in Capitalization. In the event of any
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          change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

     6. Section 12(b) of the Plan is hereby amended to read in its entirety as follows:
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          (b) If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received which shall be subject to the restrictions set forth in
          Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof. The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

     7. Section 13 of the Plan is hereby amended to read in its entirety as follows:

          13.  Effect of Change in Control. If the Continuous Service of any
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          Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 10 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in
          Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

     8. This Third Amendment to the Plan shall become effective upon its approval by the Board of Directors and shareholders of the Company.

                         Approved by the Board of Directors of Priority Healthcare Corporation as of February 21, 2001

                         Approved by the Shareholders of Priority Healthcare Corporation as of May 21, 2001